Contact:
Euronet Worldwide, Inc.
Stephanie Taylor
T: 913-327-4200
E: staylor@eeft.com

Euronet Acknowledges Visa Rule Change to Allow DCC on Global ATM Transactions
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LEAWOOD, KANSAS, USA - October 1, 2018 - Euronet Worldwide, Inc. ("Euronet" or the “Company”) (NASDAQ: EEFT), a leading global electronic payments provider, today acknowledged press reports that Visa International (“Visa”) notified its members on September 27, 2018, that it will allow dynamic currency conversion (DCC) on international ATM transactions globally effective April 13, 2019. Currently, Visa only allows DCC on POS transactions globally and on intraregional ATM transactions in the European region. The rule change will allow acquirers and ATM operators to offer DCC to all international ATM transactions on Visa-branded cards around the world.

DCC on ATMs enable cardholders traveling abroad to choose between making a cash withdrawal in either local or the customer’s home currency. Euronet currently offers DCC choice to MasterCard issued cards at most of its ATM estate of the more than 41,000 ATMs as well as more than 125,000 bank-operated ATMs around the world. However, for Visa-issued cards, Euronet has been restricted to offering DCC choice to only cards issued and used in Europe for ATM cash withdrawals. With this rule change, effective, April 13, 2019, Euronet will be able to expand its ATM DCC offering to all Visa-issued cards on its existing ATM base in Europe and on new and existing ATMs around the world.

In addition to expanding the availability of DCC for cards issued and presented around the world, Visa also included in its announcement that it was making available in April 2019, several other ATM related products including share deposits, access fee-free service, account-to-account transfers, mini-statements and PIN change and unblock. Euronet anticipates that these value-added services may lead to additional opportunities for the Company.

While this announcement will not benefit the Company’s 2018 financial results, the Company currently expects to increase its 2019 adjusted earnings per share by $0.60 - $0.65 from its existing base of products and ATMs, net of the new and existing fees imposed by Visa.

About Euronet Worldwide, Inc.

Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, cash-based and online-initiated consumer-to-consumer and business-to-business money transfer services, and electronic distribution of prepaid mobile phone time and other prepaid products.

Euronet's global payment network is extensive - including 41,205 ATMs, approximately 276,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 53 countries; card software solutions; a prepaid processing network of approximately 695,000 POS terminals at approximately 332,000 retailer locations in 44 countries; and a global money transfer network of approximately 355,000 locations serving 150 countries. With corporate headquarters in Leawood, Kansas, USA, and 62 worldwide offices, Euronet serves clients in approximately 160 countries. For more information, please visit the Company's website www.euronetworldwide.com.

Forward-Looking Statements

Statements contained in this news release that concern Euronet's or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions, including the effects in Europe of the Brexit vote and economic conditions in specific countries or regions; the effects of demonetization in India; technological developments affecting the market for the Company's products and services; foreign currency exchange rate fluctuations; the effects of any breaches in the security of our computer systems or those of our customers or vendors; the Company's ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; changes in the Company's relationship with, or in fees charged by, the Company's business partners; competition; the outcome of claims and other loss contingencies affecting the Company; and changes in laws and regulations affecting the Company's business, including tax and immigration laws. These risks and other risks are described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting the Company or the SEC. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.